														     Exhibit 20b
Metris Receivables, Inc.                                                       Metris Master Trust                Monthly Report
Certificateholder's Statement                                                      Series 1997-1                          Jan-98
Section 5.2                                           Class A         Class B        Class C        Class D           Total
(i)   Certificate Amount                          616,250,000.00  106,250,000.00  72,250,000.00  55,250,000.00    850,000,000.00
(ii)  Certificate Principal Distributed                     0.00            0.00           0.00                             0.00
(iii) Certificate Interest Distributed              3,528,031.25      629,531.25     400,899.70                     4,558,462.20
(iv) Principal Collections                         26,791,591.35    4,619,239.89   3,141,083.12   2,390,435.79     36,942,350.15
(v)  Finance Charge Collections                    12,380,103.63    2,134,500.63   1,451,460.43   1,104,404.71     17,070,469.39
       Recoveries                                      91,730.33       15,815.57      10,754.59       8,224.10        126,524.59
       Principal Account Earnings                           0.00            0.00           0.00           0.00              0.00
       Accum. Period Reserve Acct. Earnings                 0.00            0.00           0.00           0.00              0.00
       Pre-Funding Account Earnings                         0.00            0.00           0.00           0.00              0.00
	 Total Finance Charge Collections          12,471,833.96    2,150,316.20   1,462,215.02   1,112,628.81     17,196,993.98
	Total Collections                          39,263,425.31    6,769,556.09   4,603,298.14   3,503,064.59     54,139,344.13
(vi) Aggregate Amount of Principal Receivables                                                                  2,807,553,374.86
       Invested Amount (End of Month)             616,250,000.00  106,250,000.00  72,250,000.00  55,250,000.00    850,000,000.00
       Floating Allocation Percentage                21.9497163%      3.7844338%     2.5734150%     1.9679056%       30.2754707%
       Fixed/Floating Allocation Percentage                  N/A             N/A            N/A            N/A        0.0000000%
       Invested Amount (Beginning of Month)       616,250,000.00  106,250,000.00  72,250,000.00  55,250,000.00    850,000,000.00
       Average Daily Invested Amount                                                                              849,727,073.19
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                                          85.50%  2,489,324,183.41
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                                        7.09%    206,309,747.86
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                                       2.51%     73,188,840.75
       90 Days and Over (60+ Days Contractually Delinquent)                                              4.90%    142,649,786.86
	Total Receivables                                                                              100.00%  2,911,472,558.88
(viii) Aggregate Investor Default Amount                                                                            7,144,460.30
	 As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                      9.90%
(ix)  Charge-Offs                                           0.00           0.00             0.00                            0.00
(x)   Servicing Fee                                                                                                 1,443,835.62
(xi)  Pool Factor                                      1.0000000      1.0000000        1.0000000
(xii) Unreimbursed Reallocated Principal Collections        0.00           0.00             0.00           0.00
(xiii) Excess Funding Account Balance                                                                                       0.00
       Pre-Funding Account Balance                                                                                          0.00
(xiv) Class C Reserve Amount                                                                                                0.00
      Class C Reserve Account Balance                                                                              12,761,404.31
      Class C Trigger Event Occurrence                                                                                      None
(xv) Number of New Accounts Added to the Trust                                                                                 0
(xvi) Average Net Portfolio Yield                                                                                       13.9292%
(xvii) Minimum Base Rate                                                                                                 8.8633%
(xviii) Principal Funding Account Balance                                                                                   0.00
(xix) Accumulation Shortfall                                                                                                 N/A
(xx)  Scheduled Commencement date of the Accumulation Period                                                          March 2001
	Accumulation Period Length                                                                                           N/A
(xxi) Required Reserve Account Amount                                                                                        N/A
	Available Reserve Account Amount                                                                                     N/A
	Covered Amount                                                                                                       N/A
